Exhibit 10.1

-Company Name:	BSQUARE CORPORATION
MS Agreement Number:	***
Start Date:	July 01, 2014
End Date:	June 30, 2016
Company’s MS ID Number:	***
Territory:	Canada, USA, Argentina, Brazil, Chile, Columbia, Mexico, Peru, Puerto Rico, Caribbean

MICROSOFT OEM DISTRIBUTION AGREEMENT FOR SOFTWARE PRODUCTS FOR EMBEDDED SYSTEMS

Microsoft Licensing, GP (“MS”), and the undersigned company (“Company”) agree to be bound by the terms of this MICROSOFT OEM DISTRIBUTION AGREEMENT FOR SOFTWARE PRODUCTS FOR EMBEDDED SYSTEMS (“Agreement”) effective as of the date above (“Start Date”).This Agreement includes all Schedules attached hereunder and the associated Distributor ALPs.

By signing below, each party acknowledges that it has read and understood, and will act in accordance with, the terms of this Agreement.

MICROSOFT LICENSING, GP		BSQUARE CORPORATION

A general partnership organized under the laws of State of Nevada, U.S.A.[1]		A company organized under the laws of: Washington, USA

By:	/s/ SARAH CUARISMA	By:	/s/ SCOTT MAHAN
	(signature)		(signature)

Name:	Sarah Cuarisma	Name:	Scott Mahan
	(printed)		(printed)

Title:	Duly Authorized on behalf of MLGP	Title:	Chief Financial Officer
	(printed)		(printed)

Date:	June 24, 2014	Date:	June 24, 2014

CONFIDENTIAL

***	Microsoft OEM Distribution Agreement For Software Products For Embedded Systems

Document Tracking Number: ***

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

REPORTING AND PAYMENT SCHEDULE

Shipping, Billing, Rebates, Support

Company’s VAT Number: <<TAG: VAT Reg Number>>

Company “Ship To” Address *** BSQUARE CORPORATION 110 110th Ave. NE Ste. 300 Bellevue, Washington 98004 United States Telephone: +1 425 519 5900 Fax: +1 425 519 5999 E-mail: ***	Company Billing Address *** BSQUARE CORPORATION 110 110th Ave. NE Ste. 300 Bellevue, Washington 98004 United States Telephone: +1 425 519 5900 Fax: +1 425 519 5999 E-mail: ***

Company Technical Support Number: +1 425 519 5900

Payment

Company must include applicable MS invoice numbers and its VAT number on all payments.

Send Payments via Wire Transfer Only to:

Microsoft Licensing, GP ***

Or to such other address or account as MS may specify from time to time.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

DOC and MyOEM Company Administrator

Company designates as its DOC and MyOEM Company Administrator(s) the following individual(s).

Name: ***

***

BSQUARE CORPORATION

110 – 110th Ave NE

Suite 300

Bellevue, Washington 98004

Telephone: +1 425 519 5223

Fax: +1 425 519 5999

Email: ***

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

NOTICES SCHEDULE

The parties must address any notices related to this Agreement to the contacts and locations listed below. Either party may change these contacts by providing prior notice to the other party. Alternatively, Company may update Company Information in DOC when functionality is made available. All Company information is required. All written notices must be in the English language.

Company Information

***

BSQUARE CORPORATION

110 110th Ave. NE Ste. 300

Bellevue, Washington 98004

United States

Telephone: +1 425 519 5900

Fax: +1 425 519 5999

E-mail: ***

With a copy to:

***

BSQUARE CORPORATION

110 110th Ave. NE Ste. 300

Bellevue, Washington 98004

United States

Telephone: +1 425 519 5900

Fax: +1 425 519 5999

E-mail: ***

MS Information Microsoft Licensing, GP ***

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

TERMS

1.	Definitions

“APM” means associated product materials MS designates as a part of the Product. Examples of APM include documentation and external media containing software, and other tangible materials related to the Product. APM does not include COAs.

“AR” or “Authorized Replicator” means an MS supplier of APM and COAs.

“CLA” means the OEM Customer License Agreement for Embedded Systems as made available by MS.

“COA” or “Certificate of Authenticity” means a non-removable sticker designated by MS as specific to a Product.

“Default Charge” means an amount owed as liquidated damages for the unauthorized distribution of Product software, recovery media, or COAs.

“Design Management Tool” or “DM Tool” means an online application used by Company to document and maintain Embedded System designs.

“Distributor ALPs” means the licensing terms and conditions for a Product on the Royalty Rate List.

“DOC” means the Digital Operation Center located at *** (or any successor URL).

“EFTA” means European Free Trade Association.

“Embedded Application” means an industry- or task-specific software program and/or functionality with all of the following attributes:

(a)	it provides the primary functionality of the Embedded System,

(b)	it is designed to meet the functionality requirements of the specific industry into which the Embedded System is marketed and distributed, and

(c)	it offers functionality in addition to the Product software.

“Embedded System” means an OEM Customer’s computing device that is designed for and on which an Embedded Application is installed as part of the Image. The Embedded System must not be marketed or useable as a general-purpose personal computing device (such as a personal computer), or a multi-function server or a commercially viable substitute for one of these systems.

“EU” means the European Union.

“Force Majeure Event” means fire, disaster caused by forces of nature, riot, terrorist act, war, labor dispute, material changes in applicable law or regulation, or decree of any court. Force Majeure Event does not include theft.

“Image” means the binaries for the Product included on an Embedded System and the OEM Customer’s binaries.

“Material Amount” means ***.

“MCCL” means Microsoft (China) Company Limited, a company organized under the laws of the People’s Republic of China. MCCL is a wholly-owned subsidiary of MSCORP.

“MIOL” means Microsoft Ireland Operations Limited, a company organized under the laws of Ireland. MIOL is an indirect, wholly-owned subsidiary of MSCORP.

“MS Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with MS, including MSCORP.

“MS Parties” means MS, Suppliers, and/or their respective officers, employees, and agents.

“MSCORP” means Microsoft Corporation, a company organized under the laws of the State of Washington, U.S.A.

“MSLI” means Microsoft Licensing, GP, a general partnership organized under the laws of the State of Nevada, U.S.A., of which MSCORP is a general partner.

“MyOEM” means the Mobile and Embedded Communications Extranet, website located at *** (or any successor URL provided by MS). MyOEM is made available to Company as an informational resource.

“OEM ATs” means licensing terms and conditions for the Product posted on MyOEM.

“OEM Customer” means an original equipment manufacturer of one or more Embedded Systems that has an active CLA.

“OEM Volume Royalty Program” has the meaning specified in the OEM Volume Royalty Program Schedule.

“Outsource Manufacturer” or “OM” is an entity approved by MS in writing that an OEM Customer engages to:

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(a)	install an Image on an Embedded System,

(b)	manufacture an Embedded System,

(c)	prepare the Embedded System for distribution, and

(d)	distribute Embedded Systems to OEM Customer or to OEM Customer’s Channel, and End Users (as defined in the CLA).

An Outsource Manufacturer can be a third party or owned by the OEM Customer. In order to maintain status as an approved OM, the OM must not develop or build the Image.

“Products” means the Microsoft products identified as licensed in the Product Search Tool. Products are available from an AR or an MS Party for redistribution to OEM Customers. Products include MS software (including Supplements), COAs, and APM, and, where applicable, Sample Code. With the exception of some Sample Code, MS does not provide Product in source code form.

“Product Search Tool” means the functionality in DOC that allows users to search for MS part numbers, and bills of material for Products.

“Recovery Image” means a copy of the Image as originally installed on the Embedded System. A Recovery Image is used to reinstall the Image.

“Reporting Guidelines” means the Sales-Out and Royalty Reporting Guidelines posted on MyOEM.

“Resource Guide” means the Microsoft Embedded Distributor Resource Guide posted on MyOEM. It contains general licensing, operational, and Product ordering information, but not licensing terms. MS reserves the right to modify the Resource Guide with *** notice. Any part of the Resource Guide that conflicts with any term or condition of this Agreement shall not apply to this Agreement.

“Royalty Rate List” means the list of royalty-bearing Products and royalty rates. This list also contains Distributor ALPs and other information.

“Runtime License” means a license to distribute a single Image on an Embedded System.

“Runtime License Envelope” means the envelope acquired from an AR that may contain COAs.

“Sample Code” means the software marked as “sample” or delivered in a folder marked “sample” that may be included as a part of the Product. Sample Code may be in source code or object code format. Sample Code is not “covered software” under MS’ published indemnification policy.

“Standards” means

(a)	telecommunications standards;

(b)	CODEC standards;

(c)	proximity communications over an NFC link as defined by the NFC Forum published specifications and any normative references contained therein;

(d)	standards related to enabling secure element management and operation on a device, between devices, and between a device and an internet service;

(e)	any related successors or derivatives to (a) – (d); and

(f)	any rights offered by patent pool licensing agencies such as MPEGLA, VIA Licensing and HDMI Licensing.

For clarification, “normative reference,” as used in this definition, means an expression in the content of a specification or reference conveying criteria to be fulfilled if compliance with the specification or reference is to be claimed and from which no deviation is permitted.

Examples of Standards include, without limitation:

- Global System for Mobile (Communications) (GSM)

- General Packet Radio Services (GPRS)

- Code Division Multiple Access (CDMA)

- Single Carrier Radio Transmission Technology (CDMA/1xRTT)

- Long Term Evolution (LTE)

- MPEG (audio and video)

- NFC and NFC Forum

- RFID

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

- Global Platform

- EMVCo

- Single-Wire Protocol

- Host-Controller Interface Protocol

MS may update this list of examples, for Company’s reference purposes on MyOEM.

“Successor Agreement” is defined in Section 13(b).

“Supplement” means a supplement to or replacement of, or re-release of any part of a Product that MS provides to Company for redistribution to OEM Customers.

“Suppliers” means MSCORP, MSLI, and other licensors or suppliers of Product or portions of Product.

“Territory” means the specific countries or regions of the world listed in the caption box on the Signature Page.

“Trade Secret” has the same meaning given in the Uniform Trade Secrets Act.

“Update Image” means an Image that includes

(a)	an updated version of the Product binaries (including a Supplement), or

(b)	an updated version of the OEM Customer binaries, or

(c)	an updated version of the Product binaries and an updated version of the OEM Customer binaries.

An Update Image may include the previously distributed version of the Product binaries or the OEM Customer binaries, but not both.

“VAT Number” is defined in Section 3(f)(1) (Foreign Taxes).

2.	License Grant and Limitations

(a)	License Grant. If Company complies with the terms of this Agreement, MS grants to Company a non-exclusive, limited license to distribute Products solely:

(1)	to OEM Customers located in the Territory,

(2)	worldwide to OMs (subject to Sections 2(s) (Drop Ship Option Available) and 17 (Government Regulations)).

Additional countries may be added to the Territory only after Company’s MS regional channel manager approves the addition and it is added to the Agreement via amendment and posted to DOC.

(b)	Ordering

(1)	Company shall only accept orders from OEM Customers or on behalf of OEM Customers from OMs.

(2)	Company shall verify that all orders are from (or on behalf of) parties that have current OEM Customer status.

(3)	Company shall not execute a CLA. Company is not permitted to act as an OEM Customer.

(c)	ARs and Available Products

(1)	Company may only acquire APM and COAs from ARs. A list of ARs is available on MyOEM. MS may update that list from time to time. Unless Company has prior written authorization from MS, Company must require ARs to ship the APM and COAs to premises owned or controlled by Company in the Territory.

(2)	Company shall order and acquire from an AR (or MS Party) only Products listed on the Product Search Tool.

(3)	If MS has removed a Product from the Product Search Tool, Company may only continue to distribute the Product until the earlier of:

(i)	The Product distribution end date that is set by MS; and

(ii)	Termination or expiration of this Agreement.

(4)	Company may order Recovery Images and Update Images (on behalf of OEM Customers) that are based on Products listed on the Product Search Tool. Recovery Images and Update Images may only be distributed to OEM Customers, or OMs on behalf of OEM Customers.

(d)	Packaging Intact

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(1)	Company shall distribute the Product in the same form/packaging as received from the AR and/or MS Party.

(2)	Company shall not modify or remove any part of the contents or packaging of the Product.

(e)	Inventory Control. Company shall maintain a level of security sufficient to prevent loss or unauthorized distribution of Product.

(f)	No Conflicts. Company shall not provide to OEM Customers any non-MS information that conflicts with, supersedes, or purports to supersede the CLA, or the OEM ATs.

(g)	Product-Specific Terms. Company shall comply with the Distributor ALPs.

(h)	Potential OEM Customers. Company shall perform the following steps for each potential OEM Customer. Company shall:

(1)	Ensure that it uses the most current CLA form.

(2)	Before any potential OEM Customer signs a CLA, ensure that the company’s physical or street address is within the Territory.

(3)	Notify each potential OEM Customer that only an authorized signatory of the prospective OEM Customer may execute the CLA.

(4)	Provide the potential OEM Customer a courtesy copy of the applicable OEM ATs before the OEM Customer first licenses any Product. Courtesy copies of the OEM ATs are available on MyOEM.

(5)	Verify that the information provided by the potential OEM Customer is complete and correct.

(i)	OEM Customers. Company shall perform the following steps for each OEM Customer. Company shall:

(1)	Provide Recovery Images and Update Images to OEM Customers as received from an AR and in accordance with the Resource Guide.

(2)	Provide Supplements on external media and any related OEM ATs for OEM Customer as received from an AR or MS Party.

(3)	Forward to MS OEM Customer-signed originals of any hardcopy CLAs returned to Company in time for sales-out reporting.

(j)	Product Distribution. MS agrees that between the time Company is notified the OEM Customer has signed the CLA and the date MS countersigns:

(1)	Company may distribute Products to the OEM Customer, and

(2)	***. CLAs should be processed in time for sales-out reporting.

(k)	OEM Customer Notices. Company shall instruct each OEM Customer that:

(1)	No High Risk Use

WARNING: The Products are not fault-tolerant. The Products are not designed or intended for use in any Embedded Systems where failure or fault of any kind of the Product could reasonably be seen to lead to death or serious personal injury of any person, or to severe physical or environmental damage (“High Risk Use”). OEM Customers are not licensed to use, distribute, or sublicense the use of the Products in any High Risk Use. High Risk Use is STRICTLY PROHIBITED.

(2)	Distribution Restrictions. OEM Customers may only distribute Products:

(i)	as part of the OEM Customers’ Embedded Systems;

(ii)	that were obtained by the OEM Customers directly from an MS-authorized distributor; and

(iii)	in accordance with the CLA and the OEM ATs.

(3)	Reproduction Restrictions. OEM Customers may only reproduce and distribute Update Images, Supplements, and Recovery Images in accordance with the CLA.

(l)	IP Notices. Company shall not remove or obscure any copyright, trademark or patent notices that appear on the Product as delivered to Company.

(m)	Logos. Company’s use of any logo of MS or MSCORP requires a separate logo license from MSCORP. Logo licenses and standard guidelines are posted at ***.

(n)	Unauthorized Distribution. Upon notice from MS, Company shall promptly discontinue distribution of Product to OEM Customers. Company shall cooperate with MS in investigating instances of unauthorized distribution of Products. Company shall make commercially reasonable efforts to retrieve any Products previously distributed to such OEM Customers.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(o)	No Reverse Engineering

Company must not reverse engineer, decompile, or disassemble the Product, except and only to the extent applicable law expressly permits the activity.

(p)	No Representations for MS. Company shall not make any representation or warranty (express or implied) to OEM Customer, or any other third party, on behalf of MS. Company shall defend, indemnify, and hold MS and its Suppliers harmless from any claim or damages and reasonable attorneys’ fees arising out of any warranty or representation by Company.

(q)	Reservation of Rights. This Agreement does not give Company title to any Product, packaging, papers, materials, or other property of MS related to a Product.

(1)	MS retains title to all APM and COAs (and related materials) from the time that the Product is acquired by Company until Company distributes the Product to the OEM Customers or an OM on behalf of the OEM Customer.

(2)	In no circumstances will any receiver or trustee of Company be entitled to sell or distribute any Product obtained by Company pursuant to this Agreement.

(r)	Delivery Restriction. Unless otherwise provided in writing from MS, Company may not deliver Product to any other company that has an effective Microsoft OEM Distribution Agreement for Software Products for Embedded Systems.

(s)	Drop Ship Option Available. OEM Customers may request that orders from Company be shipped directly from the AR to an OM located outside of Company’s Territory. Company must forward this request using the “Drop Ship Request Form” to the MS account manager for approval. If approved, notice will be sent to Company and the AR to begin processing of the purchase order.

(t)	COAs and APM. The CLA has a Section 2(j) that reads as follows (bolded emphasis added):

“COAs and APM. ***

(u)	Outsource Manufacturer Placement of Purchase Orders. Under certain circumstances, an OM may place a purchase order directly with a MS approved distributor. The OM is required to include the following information in the purchase order: the name of the OEM Customer, CLA number of the OEM Customer, and the activity to be performed on behalf of the OEM Customer. If Company receives such a purchase order, Company must

(i)	verify that OEM Customer has an active CLA and that the OM has already been approved by MS; and

(ii)	when shipping the order to the OM, Company must notify the OEM Customer of the shipment.

(v)	Internal Development, Testing, and Customer Support. Company may acquire Product software and a commercially reasonable number of product keys strictly for internal development, testing, training, and/or OEM Customer support purposes only in non-production environments on Company premises.

3.	Reports and Payments

(a)	Royalty Rate List

(1)	At least *** prior to the first day of each month, MS will post the Royalty Rate List for the upcoming month on MyOEM.

(2)	MS may modify the Royalty Rate List upon notice to Company. Submission of Product orders to ARs or distribution of Product after the effective date of any modifications to the Royalty Rate List shall constitute Company’s acceptance of such modifications. The new Royalty Rate List will be effective on the date specified on the Royalty Rate List or, if no date is specified, upon notice of the change.

(3)	If Company elects to participate in the OEM Volume Royalty Program, Company shall comply with the terms and conditions in the OEM Volume Royalty Program Schedule.

(4)	MS may offer a performance rebate program (“Rebate Program”) to encourage its distributors to promote and expand sales of Products. Company may qualify to participate in the Rebate Program and earn rebates for achieving defined objectives as outlined on MyOEM. Company should contact its MS account manager with any questions about the Rebate Program.

(b)	Sales-Out Reports

(1)	Within *** after the end of each calendar month, Company shall provide a report as required by the then-current Reporting Guidelines. Company must provide a final report *** after this Agreement terminates or expires. If Company does not provide a sales-out report within the time-period provided in this section, and fails to provide a sales-out report after *** notice sent by MS, MS may place on hold new orders from Company. Company will be unable to place new orders until all due sales-out reports are submitted.

(2)	Company shall ensure that all reports under this Agreement:

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(i)	are accurate and complete, and

(ii)	are in compliance with the requirements in the Reporting Guidelines.

(3)	Company shall take all steps necessary to ensure that they comply with all applicable local and national data protection laws when collecting and providing data to MS.

(4)	Reporting Guidelines. These guidelines provide for electronic submission to MS of sales-out information as reasonably requested by MS. MS reserves the right to modify such guidelines with *** notice. Any part of the Reporting Guidelines, which conflicts with any term or condition of this Agreement, shall not apply to this Agreement.

(c)	Invoices and Payment

(1)	Invoices. For each unit of Product distributed by Company, Company agrees to pay MS the royalty rate in the Royalty Rate List in effect during the month in which Product is shipped by Company. For each Product licensed under this Agreement, MS will invoice Company for the royalties and other amounts due for each month. MS will post any applicable invoice on DOC within *** after the date of invoice. MS will also provide invoices by mail if required by law or requested by Company.

(2)	Payment. Company must remit one payment to MS as specified in the Reporting and Payment Schedule. Payments are due no later than *** after the end of each calendar month (“Payment Due Date”). Company will pay each invoice by the Payment Due Date. Company must include the MS number of the Agreement and the MS invoice numbers with each payment. All payments shall be made in US Dollars, unless otherwise specifically provided in this Agreement.

(d)	Late Fees

(1)	If Company fails to pay any royalty or other payment due under this Agreement by the applicable due date, then MS may

(i)	assess a non-recurring late charge of *** on the past due amount; and

(ii)	assesses a recurring late charge on the past due amount at an annual rate equal to ***. The recurring late charge will accrue daily from the Payment Due Date through the date of actual payment.

MS will charge late fees to the extent permitted by applicable law. If MS charges late fees, it will be without prejudice to any other right or remedy available.

(iii)	require ARs to suspend all pending Company orders.

(e)	Currency

All payments must be in U.S. dollars and amounts owed will not be satisfied by a tender or any recovery pursuant to any judgment that is expressed in or converted by MS to any currency other than U.S. dollars.

(f)	Withholding Tax

(1)	Foreign taxes. If MS is defined as MSLI, MSCORP or MCCL, a tax authority is a non-U.S. authority. If MS is defined as MIOL, a tax authority is a non-Irish authority. If Company is required by any tax authority to withhold taxes on payments to MS, then Company may deduct such taxes from the amount owed MS and pay them to the authority. Company must deliver to MS an official receipt for any taxes withheld (or other documents necessary) for MS to claim a tax credit or refund. Company must deliver the receipt within *** of payment of the tax or maximum time allowed for delivery of the receipt under local law. If Company does business in a jurisdiction that uses the Value Added Tax or sales tax numbers (“VAT Number”) for tax identification purpose, Company must provide its VAT Number in the Reporting and Payment Schedule. For clarity, Company will be responsible for taxes withheld on payments:

(i)	to or between Company and its affiliates (e.g., based on inter-company or jurisdictional payments to Company); and

(ii)	by an affiliate of Company, where Company is not required by the tax authority to withhold taxes on payments to MS.

(2)	Exempt Status. If Company is located in the United States, and Company is exempt from paying state sales or use tax, then Company shall deliver a reseller tax certificate for the state in which it is headquartered, to MS as specified in the Resource Guide. If Company fails to provide a valid reseller tax certificate, MS may invoice Company for these taxes.

(g)	Credit Review. MS reserves the right to review Company’s financial condition, payment history, and overall credit worthiness during the term of this Agreement. By signing this Agreement Company authorizes MS to access any credit bureaus or agencies to inquire about Company’s financial condition. Upon request, Company shall provide its current audited financial statements. After review of Company’s financial condition, payment history, and overall credit worthiness, MS may require any of the following payment assurances:

(1)	An initial payment equal to the estimated Product royalties for the first calendar quarter of the Agreement (or the quarter following the review). Company may not recoup any of that payment against royalties due to MS or apply it against payments to any AR. If Company has complied with all material terms of this Agreement when it expires, MS will refund the initial payment amount (net of amounts due MS) within *** of Company’s final royalty report and payment for Products distributed during the term of this Agreement.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(2)	A third party guarantee, performance bond, letter of credit, prepayment of royalties, or other security.

(3)	Periodic updated financial statements.

(4)	Written assurances of due performance.

Until the deposit amount and/or payment assurances is/are received and acceptable to MS, MS may suspend Company’s license rights or require ARs to refuse to fill Company’s orders.

(h)	Over- Reporting Error. If Company discovers an over-reporting error, Company shall report the error to MS in writing *** after the end of the calendar month in which the Product was distributed.

(i)	Order Limits. MS may require ARs to refuse or limit orders placed by Company in quantities greater than Company will be able to make timely payment for or distribute. MS will give Company written notice if it takes this action.

(j)	Taxes and AR Charges Excluded. Royalties exclude any taxes, duties, fees, excises or tariffs imposed on any of the Company’s activities in connection with this Agreement. Company must pay these charges, taxes and other fees. Royalties also exclude any charges by the AR for COAs or APM.

(k)	Default Charge. Company must pay the Default Charge for each unit of Product (including COAs) distributed in violation of the terms of this Agreement.

If Company cannot account for Product, those missing Products will be deemed to have been distributed in violation of this Agreement. The parties agree that the unauthorized distribution of Product would result in damages to MS that are impractical and difficult to ascertain. The parties also agree that the Default Charge is a reasonable and genuine estimate of the loss to MS.

The Default Charge for each Product is *** of the royalty for the Product (excluding discounts and rebates), less any royalty paid. Payment of the Default Charge and any late fees shall constitute MS’ sole and exclusive compensatory remedy in case of unauthorized distribution of Product software, recovery media or COAs, provided, that this does not limit MS’ ability to seek equitable relief in case of unauthorized distribution of same.

(l)	Design Management. Company shall enter data into the DM Tool as described on MyOEM. Data will include status of MSCORP-provided leads, “design-win”, and/or “design-in” information. Before submitting such entries, Company shall confirm their accuracy. Company’s failure to adequately pursue MSCORP-provided leads in the DM Tool is considered a material breach of this Agreement. Upon request, Company shall provide to MS further details on any of the DM Tool entries made by Company.

(m)	Damaged Materials. For COAs damaged irreparably during the ordinary course of Company’s business, Company shall:

(1)	Maintain a log of each damaged or destroyed COA. For each such COA, the log must include the date damaged or destroyed, Product name, COA serial number and cause of damage or destruction.

(2)	Return each damaged COA to the AR and/or MS Affiliate from which the COA was acquired as outlined in the Returns and Destruction Process on MyOEM.

(n)	Materials in Transit. Company assumes all risk of loss or damage to COAs and APM in transit between AR and Company.

4.	No Warranties

(a)	Each Product is licensed “as-is”. The OEM Customer and its end users bear the risk of using it. MS gives no express warranties, guarantees, or conditions. To the extent permitted under applicable laws, MS excludes the implied warranties of merchantability, fitness for a particular purpose and non-infringement.

(b)	Neither MS nor its Suppliers shall have any liability for failure to deliver any Product by any particular date.

5.	Product Discontinuance and Returns

(a)	If MS or its Suppliers determine that a Product should not be distributed in a market, Company shall immediately stop distributing upon written notice.

(b)	Company shall defend, indemnify, and hold MS and its Suppliers harmless from and against all damages, costs and expenses, including reasonable attorneys’ fees, incurred due to Company’s continued distribution of Product after MS has notified Company to stop distributing the Product.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(c)	Replacement Units. No additional royalty shall accrue to MS for Product or Recovery Media that is shipped to replace a defective unit. Company must distribute such replacement units directly to OEM Customer and at no charge, except for the reasonable costs Company incurs for materials, shipping, and handling.

(d)	Returns. Company shall manage any returns of Product in accordance with the then-current Returns and Destruction Policy on MyOEM.

6.	Limitations of Liability

(a)	MS Liability. MS Parties’ liability is limited for each Product. The total cumulative liability (if any) of MS and MS Affiliates to Company under this Agreement, and Company exclusive remedy for any such liability, shall be limited to Company’s direct damages incurred in reasonable reliance upon MS up to an amount not to exceed *** of the amount paid by Company to MS for that Product under this Agreement.

This limit includes MS’ duties arising under Section 8 (Intellectual Property Infringement). The liability limit in this Section 6(a) (MS Liability), however, does not apply to any attorneys’ fees and expenses incurred by MS under Section 8 (Intellectual Property Infringement) only.

(b)	Exclusion of Certain Damages and Limitation of Types of Liability

(1)	Company agrees that the MS Parties shall not be liable to Company or to any third party for any of the following:

(i)	Economic damages (i.e., damages from loss of profits or revenues, business interruption and loss of business information or data),

(ii)	Consequential damages,

(iii)	Special damages,

(iv)	Incidental damages,

(v)	Indirect damages, and

(vi)	Punitive damages.

(2)	Company agrees that the foregoing limitations apply:

(i)	even if MS Parties have been advised of the possibility of such damages;

(ii)	even in the event of any MS Parties’ fault, tort (including negligence), misrepresentation, strict liability or product liability; and

(iii)	even if any remedies fail of their essential purpose.

(c)	Release. Company releases MS Parties from all liability in excess of the limits in this Section 6 (Limitations of Liability). This release includes any claim for indemnification or contribution even if such claims arise under local law.

7.	Product Support

(a)	This Agreement does not include technical support by MS to Company, OEM Customers or any end users. Company may be able to purchase technical support services from MS or a MS Party, under a separate agreement.

(b)	Company shall provide commercially reasonable support for the Products to OEM Customers. Company shall advise OEM Customers to contact Company for support.

(c)	For the term of this Agreement, Company shall maintain a valid technical support services contract for the Products through Microsoft OEM Services for Embedded Partners or with a third party for an equivalent level of such services. Instead of such a contract, upon request, MS will verify that Company itself provides an equivalent level of such services. If Company chooses to acquire support through MSCORP, Company agrees that MSCORP may charge applicable support fees under such contract.

(d)	Upon request, Company shall provide a copy of its current OEM Customer support policy for the Products. Company shall provide MS with *** prior written notice of any substantive change in Company’s support policy for Products.

8.	Defense of Intellectual Property Infringement Claims

(a)	Coverage

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

MS agrees to defend, at MS’ expense, Company in a lawsuit or other judicial action, and pay the amount of any adverse final judgment (or settlement that MS consents to) from the lawsuit or judicial action, for any third party claims that Products (excluding Sample Code):

(1)	infringe any copyright or trademark rights, or

(2)	infringe any patents (except for patents that are alleged to be infringed by or essential to an implementation of a Standard—provided that this exception does not apply to third party claims where Company has merely distributed the Products in compliance with this Agreement and in the form as it was provided to Company by MS); or

(3)	misappropriate any trade secrets.

Each of the foregoing is individually referred to in this Agreement as a “Claim”.

(b)	Limitations

(1)	Trade Secret Claim. The terms “misappropriates” or “misappropriation” and “trade secret” are used as defined in the Uniform Trade Secrets Act. If this Agreement is governed by the laws of a jurisdiction outside the United States, “misappropriation” will mean “intentionally unlawful use” and “trade secret” will mean “undisclosed information” as specified in Article 39.2 of the Agreement on Trade-Related Aspects of Intellectual Property Rights, Including Trade in Counterfeit Goods (TRIPS Agreement).

MS has no duty or liability if Company acquired a Trade Secret:

(i)	through improper means;

(ii)	under circumstances giving rise to an independent duty by Company to maintain secrecy or limit the use of the Trade Secret; or

(iii)	from a person (other than MS or its Suppliers) who owed, to the party asserting the Trade Secret Claim, a duty to maintain the secrecy or limit the use of the Trade Secret.

(2)	Patent Claim. MS’ obligations shall be limited to patent Claims where the Product (excluding Sample Code) software alone, without combination or modification, either: (i) directly infringes an asserted patent claim; or (ii) embodies all the essential inventive elements of an asserted patent claim.

(3)	Excluded Claims. MS has no duty based on Company’s manufacture, use, sale, offer for sale, importation or other disposition or promotion of Product or trademark in violation of the applicable Agreement, but only to the extent that such infringement claim results from such violation.

(4)	Conditions. MS has no duties for any Claim unless the following are satisfied:

(i)	Company must promptly notify MS in writing of the Claim;

(ii)	MS must have sole control over defense and/or settlement of the Claim; and

(iii)	Company shall provide MS with reasonable assistance in the defense of the Claim.

(c)	Other Claims

(1)	Regarding any claim (other than a Claim) related to a Product, Company shall promptly notify MS in writing of such claim. MS has no duty to defend Company or pay damages arising out of such claim.

(2)	Company agrees that MS has the right, in its sole discretion, to assume at any time the defense of any such claim. If MS assumes the defense of any such claim:

(i)	MS will notify Company in writing of MS’ election;

(ii)	MS must have sole control over the defense and settlement of the claim;

(iii)	Company shall provide MS with reasonable assistance in the defense of the claim;

(iv)	MS will defend Company against that claim; and

(v)	MS will pay any adverse final judgment (or settlement that MS consents to) resulting from defending such claim.

(d)	Additional Options

In addition to the obligations in Section 8(b) (Limitations), if MS receives information concerning a claim (including a Claim), MS may, at its expense, but without obligation to do so, undertake further actions such as:

(1)	procure the copyright, patent, trademark or Trade Secret rights or licenses to address the claim, or

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(2)	replace or modify the Product or trademark to make it non-infringing or stop the misappropriation of the Trade Secret.

(e)	Notices; Injunctions

(1)	MS may provide Company with notice of a recommendation that Company stop the manufacture, use, sale, offer for sale, importation or other disposition or promotion of Products or trademark due to a claim (including a Claim). Company shall reimburse MS and MSCORP for all damages, costs, and expenses (including reasonable attorneys’ fees) they incurred because of Company’s activities contrary to such recommendation more than *** after the date of MS’ notice.

(2)	If, in connection with a claim (including a Claim), a court enjoins Company from distributing any Products in its inventory and within *** after the injunction

(i)	the injunction is not lifted,

(ii)	MS has not procured a license that enables Company to distribute the enjoined Products, and

(iii)	MS has not modified the affected Products to make them non-infringing,

then such Products will not be available for distribution under this Agreement. Company will return any corresponding Products in accordance with Section 9 (Records; Audit) and the then-current Resource Guide.

9.	Records; Audit

(a)	Product Records. Company will maintain accurate and complete records related to its activities under this Agreement. These records include records related to distribution of Products, including COAs and APM.

(b)	Product Returns. Company may return Products. Each return must comply with the returns policy and process on MyOEM.

(c)	Product Reports. Company will account for Products in inventory on a monthly basis. Products in inventory include Products at all Company facilities. Company will make this accounting available to MS upon request. The Product accounting will reconcile beginning and ending Product inventory. It will also include:

(1)	Product and APM acquisitions from ARs and MS Parties.

(2)	COA serial number ranges on the Runtime License envelopes with corresponding shipment dates.

(3)	OEM Customers’ returns.

(4)	COAs, Product, and APM that cannot be distributed for any reason.

(5)	Product shipped as replacement units.

(d)	Payments. If Company discovers a discrepancy resulting in an underpayment to MS, Company will pay MS if there is a difference between the number of Runtime Licenses acquired by Company from ARs and:

(1)	The number of Runtime Licenses distributed by Company pursuant to this Agreement; plus

(2)	The number of Runtime Licenses that Company can verify are in the possession of Company; plus

(3)	The number of Runtime Licenses properly returned to the AR; plus

(4)	The number of Runtime Licenses destroyed on-site in the presence of an MS-approved certified public accountant.

The payment amount for each Runtime License will be the difference in units multiplied by the royalty rates for the Runtime License. Company will submit a revised sales-out report and pay in accordance with Section 3 (Reports and Payments). If Company can show (to the reasonable satisfaction of MS) that Product was destroyed due to a Force Majeure Event, then it will not pay for those units of Product.

(e)	Company Records; MS Inspection

(1)	Records Audit. MS may inspect Company’s records related to compliance with this Agreement. MS will provide written notice to Company at least *** before MS inspects these records.

(i)	Company will keep these records for at least *** after the term of this Agreement.

(ii)	Company can keep these records at different locations. If MS asks for these records, Company will make them available at a single location. Company will provide MS with reasonable access to these records.

(iii)	MS may ask third parties to help inspect these records. These third parties will be certified or chartered public accountants. They will be independent from MS. The third parties will not be hired on a contingent fee basis.

(iv)	MS will inspect the records during regular business hours.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(2)	Premises Audit. MS may also inspect Company’s premises. Company will grant access to MS with the following limits:

(i)	MS will give Company *** prior notice.

(ii)	MS’ access shall be limited. MS may only access areas where Product is stored or used; Products are copied (if Company is an OM), stored, installed (if Company is an OM), used, or distributed; and where Company maintains its records.

(iii)	Company personnel may escort MS and the third parties helping MS. MS agrees that it will not unreasonably interfere with Company’s normal course of business.

(f)	Amounts Owed. MS will provide Company with a summary of MS’ findings and conclusions of each audit.

(1)	MS may determine Company did not report correctly. If so, Company will pay the amount owed to MS upon written notice from MS.

(2)	MS may determine Company has intentionally breached this Agreement (or a previous Microsoft OEM Distribution Agreement for Software Products for Embedded Systems), or that the amount owed exceeds the Material Amount. If so, Company will also pay the costs of the audit plus a Default Charge for each unreported unit of Product.

(g)	Audit Frequency. MS will not do an audit more than once a year. However, MS may audit more than once a year if an audit finished during the preceding year revealed a Material Amount or an intentional breach of this Agreement.

10.	Non-Disclosure

Company shall keep confidential:

(a)	the terms of this Agreement, including, without limitation, the Royalty Rate Lists;

(b)	information on the DOC and MyOEM and in the Resource Guide;

(c)	information concerning current and potential OEM Customers;

(d)	any of the following with regard to MS or any of its Suppliers:

•	royalty rate information,

•	the terms of agreements concerning Products,

•	license negotiations,

•	any information relating to released or unreleased software products,

•	the marketing or promotion of any Product, and

•	business policies or practices that MS or its Suppliers disclose to Company that is non-public information, and

(e)	any other information that, in the circumstances surrounding the disclosure or in the nature of the information, ought in good faith to be treated as confidential.

11.	Assignment

Neither party may assign this Agreement in whole or in part without the prior written approval of the other party. Any attempted assignment in violation of this section shall have no effect. An assignment under this section includes the following:

(a)	a change in the beneficial ownership of Company of 50% or more (whether in a single transaction or series of transactions) if Company is a partnership, trust, limited liability Company or other like entity;

(b)	a merger of Company with another party, whether or not the Company is the surviving entity;

(c)	the acquisition of 50% or more of any class of Company’s voting stock (or any class of non-voting security convertible into voting stock) by another party. This applies whether the acquisition is in a single transaction or a series of transactions; and

(d)	the sale or other transfer of 50% or more of Company’s assets (whether in a single transaction or series of transactions).

As an exception, MS may assign this Agreement to a MS Affiliate as long as the assignment does not unreasonably and materially impair performance under the assigned Agreement. MS must give Company prior notice of the assignment, but failure to do so will not affect the effectiveness of the assignment.

12.	DOC and MyOEM

Company shall comply with the terms and conditions in the DOC and MyOEM Schedule.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

13.	Term

(a)	This Agreement is effective from the Start Date until the End Date.

(b)	If Company enters into a new distribution agreement with MS that grants substantially similar rights for Products licensed under this Agreement (a “Successor Agreement”), Company may retain Product, if all the following are true.

(1)	The Products are used in accordance with the terms and conditions of the Successor Agreement, including without limitation applicable royalties.

(2)	The Successor Agreement has an effective date no later than *** following the termination or expiration of this Agreement.

(3)	MS has not objected in writing to such use within *** following the effective date of the Successor Agreement.

(c)	If Company is currently licensed to distribute the Product under a valid agreement with MS (“Prior Agreement”), then as of the Start Date of this Agreement:

(1)	Company’s license to order and distribute the Product under the Prior Agreement shall cease; and

(2)	Company shall report and pay for the Product under the terms and conditions of this Agreement.

(d)	This Agreement does not create any express or implied obligation to renew or extend the Agreement or to continue the parties’ relationship on the same terms. Regardless of the number of renewals, this Agreement will always be a fixed term agreement and not an indefinite term agreement.

14.	Termination

(a)	Termination without Cause. Either party may terminate this Agreement at any time without cause by giving the other *** prior written notice.

(b)	Termination for Cause

(1)	Either party (“Non-Defaulting Party”) may terminate this agreement if the other party (“Defaulting Party”) materially fails to perform or comply with any provision of this Agreement.

(2)	MS may terminate this Agreement if Company

(i)	submits “zero dollar” royalty reports for ***;

(ii)	materially fails to comply with any surviving payment obligation under a prior Microsoft OEM Distribution Agreement for Software Products for Embedded Systems;

(iii)	becomes insolvent, enters bankruptcy or similar proceedings under applicable law; admits in writing its inability to pay its debts; or makes or attempts to make an assignment for the benefit of creditors; or

(iv)	if Company does not meet any of the MS payment terms required under this Agreement.

(Section 14(b) (Termination for Cause) collectively defined as “Defaults”.)

(c)	Bankruptcy. If an event described in Section 14(b)(2)(iii) occurs, then:

(1)	Company’s distribution rights under this Agreement will be suspended as of the date such event occurs; and

(2)	Termination is effective upon notice to Company or, if later, as soon as permitted by applicable law.

(d)	Cure Period. Termination will be effective:

(1)	*** after notice (including reasons for termination) by the non-breaching party, provided the Defaults have not been cured within that period; or

(2)	If the cause for termination is not curable during that time, termination will take effect promptly upon notice from the party who is not in breach.

(e)	Effect of Termination. Upon termination or expiration of this Agreement, all Company’s license rights shall immediately cease.

(1)	Company shall immediately cease distribution of all Product.

(2)	Within *** from expiration or termination of the Agreement, Company shall return:

(i)	All Products in inventory to an AR per the Returns and Destruction Policy on MyOEM.

(ii)	Any hardcopy CLA forms to MS at the address indicated in the Notices Schedule.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(iii)	Any other property of any MS Party that Company possesses to MS at the address indicated in the Notices Schedule.

(f)	Termination Assistance. Upon notice that this Agreement is expiring or to be terminated, each party must assist the other to wind-down their respective obligations under this Agreement in an orderly manner.

(g)	Unauthorized Distribution of Products. When this Agreement terminates or if MS suspends Company’s distribution rights (as provided in Section 14(c) (Bankruptcy) above), MS may take any actions that may be advisable to prevent unauthorized distribution of Products then in Company’s inventory and to ensure timely return or destruction of such Products.

(h)	Neither party will be responsible to the other for any costs or damages resulting from ending this Agreement under this Section 14 (Termination).

(i)	MS Remedies. The remedies available to MS under this Agreement are not exclusive. In addition to such remedies, MS may exercise any and all legal, equitable, or other remedies available.

15.	Notices

(a)	Methods of Notice and Deemed Received. Unless otherwise stated in this Agreement, all notices must be in written or electronic form (if permitted by applicable law), signed by an authorized representative and to the contacts listed in the Notices Schedule. Notices will be deemed received *** after any of the following occur:

(1)	For a notice address in the U.S.A.: When the notice is deposited in the U.S.A. mails, postage prepaid, certified or registered, return receipt requested.

(2)	For a notice address in a member country of the European Union (“EU”) or European Free Trade Association (“EFTA”): When the notice is deposited in the EU or EFTA mails, prepaid recorded delivery.

(3)	When the notice is sent by air express courier, charges prepaid.

(4)	When the notice is sent via fax or email.

(b)	DOC / MyOEM. Information posted on the DOC and MyOEM may change without notice until the effective date of such information. MS may correct errors in information posted on the DOC and MyOEM or update posted documents after the Start Date by sending notice to Company.

16.	Choice of Law; Jurisdiction and Venue; Attorneys’ Fees

(a)	MSLI, MSCORP and MCCL. If MS is defined as MSLI, MSCORP or MCCL, Washington State law governs this Agreement and any claims for breach of this Agreement, regardless of conflict of laws principles. The federal courts in Washington State or New York State are the exclusive venues for all disputes arising from this Agreement. If there is no federal subject matter jurisdiction, then the state courts of Washington State are the exclusive venue. Each party consents to the exercise of personal jurisdiction by these courts. Each party agrees that it cannot revoke this consent.

(b)	MIOL. If MS is defined as MIOL, the laws of Ireland govern this Agreement and any claims for breach of this Agreement, regardless of conflict of laws principles. The courts of Ireland are the exclusive venues for all disputes arising from this Agreement. Each party consents to the exercise of personal jurisdiction by these courts. Company agrees, for the benefit of MS and MS Affiliates that the courts of Ireland will have jurisdiction to hear and determine any suit, action, or proceedings that may arise out of or in connection with this Agreement. For those purposes, Company submits to the jurisdiction of those courts. Each party agrees that it cannot revoke this consent.

(c)	Injunctive Relief. MS may pursue injunctive relief against Company in any forum to protect intellectual property rights. If MS pursues injunctive relief in a forum other than those specified in this section, MS will give prior notice to Company. No notice is required if MS reasonably determines that doing so will prevent it from reasonably protecting its intellectual property.

(d)	UN Convention. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

(e)	Attorneys’ Fees. If either party employs attorneys to enforce any rights related to this Agreement, the primarily prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and other expenses.

(f)	English Language. This Agreement shall be written and executed only in the English language, which shall be controlling in all respects. If MS provides a translation or summary of this Agreement in any other language to Company, such translation or summary shall be non-binding and for reference purposes only, and shall not constitute an amendment, modification or interpretation of this Agreement.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

17.	Government Regulations

(a)	Applicable Laws and Regulations. The Products are subject to U.S. and European Union export jurisdiction. Releases or versions of certain Products may be subject to particular restrictions under the laws and regulations of a certain country or territory. MS Parties and Company will comply with all international and national laws and regulations that apply to the Products. These laws include

(1)	U.S. Export Administration Regulations; and

(2)	importation, manufacturing, end user, end-use, and destination restrictions issued by U.S. and other governments.

For additional information on exporting Products from the U.S., see ***.

(b)	Government Approvals. OEM Parties must obtain any required local government approvals, at their own expense.

(c)	Additional Information. OEM Parties may require additional information about the Products in order to comply with applicable laws and regulations. Upon request, MS will provide Company with non-confidential Product information that Company reasonably requires, if available.

(d)	Anti-Corruption and Anti-Money Laundering Policy. MS prohibits corruption of government officials and the payments of bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Personal funds may not be used to accomplish what is otherwise prohibited by this Section 15(d).

(1)	Compliance with Anti-Corruption Laws. MS and Company shall conduct themselves with high ethical standards and comply with all applicable anti-corruption and anti-money laundering laws, including the United States Foreign Corrupt Practices Act (“FCPA”), of the countries / regions in which they operate. No MS or Company representative shall, directly or indirectly, offer or pay anything of value (including gifts, travel, entertainment expenses, and charitable donations) to any official or employee of any government entity (including elected officials or any private person acting on behalf of such entity), political party, or public international organization, or any candidate for political office (“Government Official”), to (i) improperly influence any act or decision of such official, employee, or candidate for the purpose of promoting the business interests of the other party in any respect, or (ii) otherwise improperly promote the business interests of the other party in any respect.

(2)	Anti–Money Laundering. No MS representative shall use its relationship with Company to attempt to disguise the sources of illegally obtained funds. No Company representative shall use its relationship with MS to attempt to disguise the sources of illegally obtained funds.

(3)	Facilitating Payments Prohibited. A facilitating payment is a small payment to secure or expedite a routine government action by a government official. MS prohibits bribes of any kind, including facilitating payments.

(4)	No Retaliation. MS and Company will not retaliate against anyone who has, in good faith, reported a possible violation of this Section 17(b) (Anti-Corruption and Anti-Money Laundering Policy) or refused to participate in activities that violate this Section 17(b) (Anti-Corruption and Anti-Money Laundering Policy).

(5)	MS reserves the right to terminate the Agreement if MS has a reasonable belief that Company is in breach of the anti-corruption and/or anti-money laundering policies set forth in this section.

(6)	Enforcement and Reporting. In addition to its rights and remedies under applicable agreements, if Company violates this policy, MS may refer Company to U.S. or foreign authorities for criminal prosecution or other enforcement action, or bring suit for damages. Company may contact Microsoft’s Anti-Corruption Alias (***) or the Business Conduct Alias (***) with questions or requests for further information or guidance.

(7)	Training. MS and Company will also provide annual training to its employees who work with MS or with the Products on compliance with Anti-Corruption Laws. Company certifies that this training has been provided to its employees who work with MS or the Products. Company may elect to participate annually in Anti-Corruption Law training made available by MS.

(e)	Government Approvals. Company must obtain any required local government approvals, at their own expense.

(f)	Additional Information. Company must comply with all applicable laws and regulations (including tax and privacy). Company may require additional information about the Products in order to comply with applicable laws and regulations. Upon request, MS will provide Company with non-confidential Product information that Company reasonably requires, if available.

18.	General

(a)	Entire Agreement. This Agreement constitutes the entire agreement between the parties for the Products. Except as expressly provided in this Agreement, this Agreement may be modified only by a writing executed by each of the parties.

(b)	Relationship of the Parties. The parties agree that this Agreement will not be construed as creating a partnership, joint venture, or agency relationship or as granting a franchise.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(c)	No Waiver. No waiver of any breach of any part of this Agreement will be a waiver of any other breach. Any waiver must be in writing and signed by an authorized representative of the waiving party.

(d)	Severability. If any provision of this Agreement is found illegal, invalid, or unenforceable by a court of competent jurisdiction, then the remaining provisions, as applicable, shall remain in full force and effect.

(e)	Interpretation. The headings and titles of the provisions of this Agreement are for convenience only and do not affect the interpretation of any provision. Unless specifically stated, the plural shall include the singular.

(f)	Force Majeure. Neither party will be liable for failing to perform under this Agreement to the extent that a Force Majeure Event caused the failure. The party subject to the Force Majeure Event must give the other party notice within a commercially reasonable time. As soon as the Force Majeure Event stops, the party must perform the obligations that were not performed. If COAs are damaged or destroyed due to a Force Majeure Event, Company may be eligible to receive a royalty credit for those COAs. To receive a royalty credit Company must (1) provide the COA serial numbers and (2) reasonably demonstrate to MS that the COAs were damaged or destroyed due to a Force Majeure Event. Company must provide documentation related to the damaged or destroyed COAs (e.g., insurance claim documentation, police reports, etc.). If any of those COAs are found to have not been damaged or destroyed as claimed, Company agrees that it will immediately repay to MS the entire amount of the credit or refund received and a Default Charge for each of those COAs. Company must report any destroyed COAs and return any damaged COAs in accordance with the COA return timeframe requirements of the Resource Guide.

(g)	MS Affiliate. Some provisions in this Agreement include Company’s covenants and obligations to MS and MS Affiliates. Some provisions are for the benefit of MS and MS Affiliates. Company acknowledges and agrees that each MS Affiliate is entitled to its own right to require due performance by Company. To the extent necessary to establish an MS Affiliate’s rights and benefits, MS enters into this Agreement, not only in its own right, but also as an agent for each such MS Affiliate.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

OEM VOLUME ROYALTY PROGRAM SCHEDULE

MS may offer an OEM Volume Royalty Program (“OVRP”). The OVRP enables Company to offer a *** royalty (“OVRP royalty rate”) to an OEM Customer that commits to distributing a specified high volume of Products (“OVRP Customer”) installed on a registered design over a *** period (“OVR Project”).

Company may qualify to participate in the OVRP as described in the OVRP Guidelines on MyOEM and by registering OVR Projects in the Design Management Tool.

Company and OVRP Customer can participate in the OVRP provided that:

(a)	Company has a valid Microsoft OEM Distribution Agreement For Software Products For Embedded Systems, and

(b)	OVRP Customer has a valid CLA in place.

MS reserves the right to modify the OVRP with *** written notice to Company.

1.	Term and Termination

Each OVRP period (“OVRP Period”) is ***.

The term of each OVR Project begins on the agreed start date until the earlier of:

(a)	*** from that date, unless both Company and MS agree to extend the OVR Project to a *** OVRP Period;

(b)	termination or expiration of the CLA (if the OVRP Customer and MS do not enter into a successor agreement);

(c)	OEM Volume Royalty Program is cancelled as notified by MS;

(d)	MS’ decision to terminate the OVR Project due to Company failing to meet or exceed the quarterly forecasted volumes. Chargeback Amounts may apply.

(e)	MS’ decision to terminate the OVR Project due to discovery that another authorized distributor has a previously registered design and approved OVR Project with the same OEM Customer. No Chargeback Amounts will apply.

Any violation of the terms of this Schedule is grounds for termination under Section 14 (Termination) of this Agreement.

2.	*** Royalty Terms

(a)	The OVRP royalty rate applies only to Products shipped for the specified OVR Project, as registered and approved by MS in the Design Management Tool. Company may offer the OVRP royalty rate to OVRP Customers only. The volume commitments and royalty rates for OVRP are listed in the Royalty Rate List on MyOEM.

(b)	Company agrees to pay MS the total royalties due for the Products distributed for the specified OVR Project to the OVRP Customer at the OVRP royalty rate as listed in the then-current Royalty Rate List on MyOEM.

(c)	Company will be notified via MyOEM or email if MS changes its OVRP royalty rates. Such royalty rate changes will be effective on the first date of the calendar month following such notice. In the event of a royalty rate increase, the increase will not apply to OVR Projects in effect prior to the increase.

3.	OVRP Customer Notification

***

4.	Reporting

Company shall include Product shipped under each OVR Project in its monthly sales-out report as described in the Reporting Guidelines on MyOEM.

5.	***

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

DOC AND MyOEM SCHEDULE

1.	Additional Definitions. For purposes of this Schedule:

(a)	“Company Administrator” means the Users designated by Company on the Reporting and Payment Schedule.

(b)	“Password Information” means passwords, encryption keys or other identifiers used for the Sites’ security.

(c)	“Sites” means DOC and MyOEM.

(d)	“User” means an officer, employee, consultant or other person or agent of Company who has, or who creates the appearance of having authority from Company to use the Sites on Company’s behalf.

2.	Terms of Use

(a)	This section, the terms of the Resource Guide, and the terms posted on the Sites apply to Company’s use of the Sites. MS may update those terms from time to time. Company must:

(1)	cause its Company Administrators and Users to comply with those terms, and

(2)	not cause any harm to the Sites.

(b)	Company must give MS not less than *** notice prior to changing the Company Administrator(s). Notices for those changes should be sent to *** or *** (email aliases for DOC and MyOEM respectively).

3.	Suspension or Termination

MS may suspend or terminate authorities, or suspend or block access to all or any part of the Sites or to any information. Whenever possible, MS will provide prior notice of such action.

4.	Company agrees neither MS nor any of its agents shall have any liability for any failure to provide a level of security greater in connection with MyOEM than that generally afforded by the use of ***.

5.	No Warranty and Limited Liability. MS provides each Site “as is”. The warranty disclaimers, damage exclusions, and limitations of remedies in this Agreement all apply to each of the Sites and to their information, functionality, services, and availability or lack thereof. Company will not rely on or treat any Site information as an express warranty.

6.	MS reserves the right to change or discontinue all or any portion of the Sites at any time. Users may make a copy of Site information to document Company’s transactions or other information. MS will retain *** of transactional records. MS will have no duty to retain or make available Site information or records for later access.

7.	The Sites are not open to the public and the way they function and all information on them shall be treated as confidential information under Section 10 (Non-Disclosure) of the Agreement. Company agrees not to distribute any Supplement Code accessed on MyOEM to any third party, unless expressly authorized by MS to do so.

8.	Responsibility for Use of the Sites

(a)	All actions taken by any User at or in relation to a Site shall legally bind Company if any of the following are true.

(1)	The User has supplied Password Information.

(2)	Company or Users failed to keep Password Information secure. The failure caused or contributed to creation of an appearance that actions taken on a Site were being taken by, or on behalf of, Company.

(3)	Company had approved, allowed, or accepted benefits or use of the Site by a person purporting to be its agent.

(b)	However, if Password Information is used to cause harm or damage to Company or MS by a person who obtained it by means that could not have been prevented by complying with this Schedule, then such acts taken with Password Information will not be attributed to Company under this Section 8(a). However, these acts may be attributed to MS, Company or others under principles of equity or law pertinent to the act in question.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

9.	DOC. MS may provide additional or successor online tools or websites to be used by Company in the normal course of its business with MS. Company agrees to use such resources for all intended purposes.

10.	Access to Sites. Only the Company Administrators may grant or terminate Users’ access to or other authorities for, DOC and MyOEM. Company Administrators must keep Password Information secure from unauthorized access.

11.	Electronic Signature Tool. As part of the MS OEM operations initiative, MS may provide an online tool or website to be used by Company for digital signatures of Company channel documents. If Company elects to use the tool, Company agrees to use such resource for all intended purposes.

12.	Privacy and Data Protection

(a)	In this section, “Personal Information” means any information provided by MS or collected or processed for MS by Company in connection with this Agreement:

(1)	That identifies or can be used to identify, contact, or locate the person to whom such information pertains, or

(2)	From which identification or contact information of an individual person can be derived.

Personal Information includes, but is not limited to: name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. In addition, to the extent any other information (such as a personal profile, unique identifier, biometric information, or IP address) is associated or combined with Personal Information, then such information also will be considered Personal Information.

(b)	Any Personal Information collected, processed or accessed by Company in compliance with this Agreement shall be limited to that which is strictly necessary to perform such services or to fulfill any legal requirements.

(c)	Company shall use such Personal Information only as necessary to perform the services in accordance with this Agreement and not for any other purpose whatsoever. Company shall maintain such Personal Information in strict confidence in accordance with the provisions of Section 10. Company shall not share any Personal Information with any third parties for any reason except as authorized by MS in writing. If Company is served with a court order compelling disclosure of any Personal Information or with notice of proceedings for such an order, Company will

(1)	oppose the order,

(2)	notify MS of such order or notice, and

(3)	provide MS the opportunity to intervene before Company files any response to the order or notice.

(d)	Company will take reasonable steps to protect any Personal Information in Company’s possession and immediately notify MS of any known security breach from:

•	Unauthorized use,

•	Access,

•	Disclosure,

•	Alteration, or

•	Destruction.

Security measures shall include access controls, encryption or other means, where appropriate. Company agrees to conduct an audit on at least an annual basis to evaluate the security of Personal Information in Company’s possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. The results of such audit shall be made available to MS on request.

(e)	Upon request from MS, Company shall provide MS with any or all Personal Information in Company’s possession. Company shall within *** of termination or expiration of this Agreement, at MS’ sole discretion either:

(1)	Provide MS with all documents and materials (including any and all copies) containing Personal Information which are in its possession or under its control; or

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(2)	Destroy all such specified documents and materials (including any and all copies in any and all formats) and provide MS with a certificate of destruction signed by an officer of Company.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

VIRTUAL WAREHOUSE SCHEDULE

Company may establish an off-site warehouse for Products to permit flexibility in manufacturing planning and to minimize inventory-holding requirements for an individual OEM Customer (“VW OEM”). The warehouse may be owned by Company, the VW OEM, or a third party warehouse provider approved in writing by MS (any of the above, a “Warehouse Provider”).

Company may distribute Product to an MS-authorized warehouse (“Warehouse”), to be pulled by a single VW OEM, subject to the same terms and conditions applicable to Company under this Agreement and provided that the following are satisfied.

(1)	Establishment of a Warehouse

At least *** before Company intends to send inventory to a Warehouse, Company will provide MS the following information:

(a)	VW OEM legal name and CLA Number;

(b)	physical address of the Warehouse (must be within Company’s Territory);

(c)	if Company is not the Warehouse Provider, Warehouse Provider’s legal name, address, postal code, city, state/province, country (must be within the Company’s Territory), phone number, fax number contact name, job title and email address; and

(d)	the Warehouse (and Warehouse Provider, if a third party other than the VW OEM) must be approved in writing by MS prior to any distribution to the Warehouse.

(2)	Records and Reports by Company

(a)	Company agrees to track and maintain the following records on Company’s premises:

(1)	The number of Products shipped to the Warehouse, including the number of COAs; and

(2)	The number of Products shipped from the Warehouse to the VW OEM (regardless of whether Company is the Warehouse Provider).

(b)	Company will report all shipments from the Warehouse for the past month in its next required sales-out report.

(3)	Deliveries to the Warehouse

(a)	All shipments from ARs must continue to be delivered to Company. Only Company is authorized to deliver the Product to the approved Warehouse.

(b)	All Product will be delivered by Company to the Warehouse

(c)	Company shall suspend all shipments to and from the Warehouse upon notice from MS.

(4)	Warehouse Agreement

If Company is not the Warehouse Provider, it must enter into a separate written agreement with the Warehouse Provider to remain effective concurrently with this Agreement (“Warehouse Agreement”). A sample warehouse agreement may be provided on MyOEM or such other website as MS may designate. MS reserves the right to modify the sample warehouse agreement without notice to Company. In the event of any inconsistencies between the sample warehouse agreement and this Schedule, the latter shall control.

(a)	The Warehouse Agreement must require the Warehouse Provider to:

(1)	Distribute Product only to VW OEM on behalf of Company;

(2)	Comply with obligations identical to those imposed on Company by Sections 2(c)(3), 2(c)(4), 2(l) (IP Notices), 2(m) (Logos), 2(p) (No Representations for MS), 2(q), 2(r) and 9(c)(2) of this Agreement;

(3)	Report in real-time to Company all pulls of Product from the Warehouse;

(4)	Account for and reconcile all Products in inventory on a monthly basis, which shall include:

(i)	Beginning and ending COA inventory;

(ii)	COAs received from Company;

(iii)	COA distribution to Company or VW OEM; and

(iv)	COAs that cannot be distributed for any reason.

(5)	Maintain a log of each damaged or destroyed COA that includes the date damaged, or destroyed, Product name, COA number and cause of damage or destruction, and return each damaged COA to Company;

(6)	Report the reconciliation in Section (4)(a)(4) above to Company on a monthly basis;

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.

(7)	Return, at Warehouse Provider’s expense, Product (including COAs) and any copies thereof, to Company as directed, within *** after cancellation or expiration of the Warehouse Agreement; and

(8)	Provide access to the Warehouse to audit or inspection teams sent on behalf of MS or Company. Such team may perform an audit of the Warehouse Provider’s records, an inspection of the Warehouse and Warehouse procedures to determine compliance with the terms of this Schedule and the Warehouse Agreement.

(b)	The Warehouse Agreement must also:

(1)	Expressly provide that MS is an intended third party beneficiary of the Warehouse Agreement; and to pay MS’ or Company’s attorneys’ fees if Company or MS employs attorneys to enforce any rights arising out of the Warehouse Agreement.

(2)	Include the Warehouse Provider’s consent to the appropriate venue and jurisdiction as follows:

(i)	MSLI, MSCORP and MCCL. If MS is defined as MSLI, MSCORP or MCCL, Washington State law governs the Warehouse Agreement and any claims for breach of the Warehouse Agreement, regardless of conflict of laws principles. The federal courts in Washington State or New York State are the exclusive venues for all disputes arising from the Warehouse Agreement. If there is no federal subject matter jurisdiction, then the state courts of Washington State are the exclusive venue. Each party consents to the exercise of personal jurisdiction by these courts. Each party agrees that it cannot revoke this consent.

(ii)	MIOL. If MS is defined as MIOL, the laws of Ireland govern the Warehouse Agreement and any claims for breach of the Warehouse Agreement, regardless of conflict of laws principles. The courts of Ireland are the exclusive venues for all disputes arising from the Warehouse Agreement. Each party consents to the exercise of personal jurisdiction by these courts. Company and the Warehouse Provider agree, for the benefit of MS and MS Affiliates that the courts of Ireland will have jurisdiction to hear and determine any suit, action, or proceedings that may arise out of or in connection with the Warehouse Agreement. For those purposes, Company and the Warehouse Provider submit to the jurisdiction of those courts. Each party agrees that it cannot revoke this consent.

(c)	Company shall immediately cancel all Warehouse Agreements upon the cancellation or expiration of this Agreement or the CLA with the VW OEM.

(d)	Upon MS request, Company shall provide a copy of its Warehouse Agreement template, and executed agreements to MS. If the Warehouse Agreements are not in the English language, Company shall also provide an accurate and complete English translation of the Warehouse Agreements.

(e)	Company shall promptly notify MS in writing of the cancellation, expiration or significant modification of the terms of any Warehouse Agreement.

(f)	Company shall immediately cease use of any Warehouse Provider upon receipt of written notice from MS:

(1)	that the Warehouse Provider has breached a material provision of the Warehouse Agreement; or

(2)	has caused Company to be in breach of a material provision of this Agreement.

(g)	Company may resume using the services of such Warehouse Provider provided that:

(1)	Company and/or Warehouse Provider is able to completely cure such breach within *** of Company’s receipt of MS’ notice,

(2)	MS has confirmed the breach has been cured to its satisfaction, and

(3)	MS has agreed in writing to Company’s continued use of the Warehouse Provider.

(5)	Returns. All copies of Product (including COAs) in the Warehouse shall be returned to Company upon any expiration or termination of this Agreement, the Warehouse Agreement, or the CLA with the VW OEM, whichever occurs earliest.

(6)	Guarantee. Company guarantees the performance of each Warehouse Provider under its Warehouse Agreement. Such guarantee is unconditional and irrevocable.

(7)	Indemnity. Company shall defend, indemnify and hold harmless MS and its Suppliers from and against all damages (including attorneys’ fees) of any kind in connection with the Warehouse Provider’s use or distribution of the Product, including, without limitation, damages resulting from:

(a)	a breach of the terms of this Agreement and/or the Warehouse Agreement, or

(b)	any and all unauthorized distribution of any portion of the Product by the Warehouse Provider.

(8)	Survival. Sections (2) (Records and Reports by Company), (4) (Warehouse Agreement), (5) (Returns), (6) (Guarantee), and (7) (Indemnity) of this Schedule shall survive any cancellation or expiration of this Agreement.

CONFIDENTIAL

Microsoft OEM Distribution Agreement For Software Products For Embedded Systems *** dated July 1, 2014 between MS and BSQUARE CORPORATION

Confidential treatment has been requested for portions of this document. This document omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this document has been filed separately with the Securities and Exchange Commission.